UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number.)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant's telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

           On January 28, 2005, Textron's Board of Directors confirmed the objectives and their relative weightings that will be used to determine the amount of the incentive payments that will be payable to Textron's Executive Officers under the Annual Incentive Compensation Plan for Textron Employees and the factors and their relative weightings that will be used to determine the number of performance share units payable under Textron's Long Term Incentive Plan for the 2005 - 2007 plan cycle.

Incentive payments for 2005 under the Annual Incentive Compensation Plan will be based on the following:

  Achieving earnings per share performance target: 70%

  Achieving specified leadership initiatives, including financial achievements and the achievement of certain strategic and business initiatives, including six sigma, customer growth, talent development, supply chain information technology and compliance goals: 30%.

Potential multiplier based on return on invested capital: Up to 200%

The number of performance share units earned under Textron's Long Term Incentive Plan for the 2005-2007 cycle will be based upon:

  Cumulative earnings per share: 60%
  Return on invested capital: 15%
  Accomplishment of leadership initiatives, including strategic direction, company growth, talent development, enterprise management and portfolio management: 25%

Additional payout based on return on invested capital: up to 30%

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits

The following exhibits are filed herewith:

99.1     2005 Objectives for Executive Officers Under Annual Incentive Compensation Plan for Textron Employees

99.2     Performance Factors for 2005 - 2007 Cycle Under the Textron 1999 Long Term Incentive Plan

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	s/Michael D. Cahn
Name:	Michael D. Cahn
Title:	Senior Associate General Counsel - Securities and Assistant Secretary

Dated: January 31, 2005